As filed with the Securities and Exchange Commission on October 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AZURE POWER GLOBAL LIMITED

(Exact name of Registrant as specified in its charter)

Mauritius	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3rd Floor, Asset 301-304,

Worldmark 3, Aerocity, New Delhi 110037, India

Tel: 0091 11 4940 9800

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor, New York, NY 10011

Telephone: (212) 894-8940

(Name, address, and telephone number of agent for service)

Copies to:

John Nelson Chrisman, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

+1 (214) 855-8269

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Primary Offering:
Equity shares, par value $0.000625 per share (1)
Debt securities (1)
Warrants (1)
Total Primary Offering			$250,000,000.00
Secondary Offering:
Equity shares, par value $0.000625 per share (1)	22,469,624 shares	$30.09(2)	$676,110,986.16(2)
Total Secondary Offering
Total			$926,110,986.16(3)	$66,731.59(3)

(1)

With respect to the primary offering, there are being registered hereunder an indeterminate number of equity shares, an indeterminate principal amount of debt securities, and an indeterminate number of warrants to purchase equity shares and/or debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $250,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $250,000,000.00 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of equity shares and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. With respect to the secondary offering, up to 22,469,624 equity shares may be sold by the selling shareholders. In addition, pursuant to Rule 416 under Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of equity shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of high and low prices per share of the registrant’s equity shares as reported on the New York Stock Exchange on October 12, 2020.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, based on the maximum proceeds from the primary offering and based upon the maximum aggregate offering price of all securities being registered. This registration statement includes (1) $ 13,555,725 in the offering amount of unsold equity shares previously registered for primary offering and (2) 10,000,000 equity shares previously registered for secondary offering, under the registrant’s registration statement on Form F-3 (333-222171) filed on December 20, 2017 and Form F-3 (333-227164) file with the Securities and Exchange Commission on August 31, 2018 (the “Prior Registration Statements”), for a total of $314,455,725 of unsold securities that had previously been registered. In connection with the registration of such unsold securities on the Prior Registration Statements, the registrant paid a registration fee of $18,265.00 for such unsold securities. In accordance with Rule 415(a)(6) of the Securities Act, the registration fee paid for the unsold securities on the Prior Registration Statements will be used to offset the current registration fee due. Accordingly, the amount of the registration fee for the securities for sale by the registrant under this registration statement of $314,455,725 has been entirely offset by the registration fee previously paid of $18,265.00. Pursuant to 415(a)(6) of the Securities Act, the offering of the unsold securities registered under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

Subject to Completion, dated October 14, 2020

PROSPECTUS

$250,000,000

Equity Shares

Debt Securities

Warrants

and

22,469,624 Equity Shares

Offered by Selling Shareholders

Azure Power Global Limited

From time to time, we may offer and sell up to an aggregate amount of $250,000,000 of any combination of equity shares, par value $0.000625 per share, debt securities or warrants described in this prospectus (the “Prospectus”) in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, discounts or other compensation payable to them will be set forth in the applicable prospectus supplement accompanying this Prospectus.

Certain selling shareholders (the “Selling Shareholders”) to be named in the applicable prospectus supplement may offer and sell up to 22,469,624 shares of our equity shares, from time to time, on or off the New York Stock Exchange, or the NYSE, on the terms described in this Prospectus or in an applicable prospectus supplement. We will not receive any proceeds from the sale of common stock by the Selling Shareholders. The equity shares held by the Selling Shareholders that are covered by this prospectus may be offered and sold from time to time directly by the Selling Shareholders or alternatively through underwriters or broker-dealers or agents. Such equity shares may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The Selling Shareholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents. To the extent that any Selling Shareholders resells any equity shares, the Selling Shareholders may be required to provide you with this Prospectus and a prospectus supplement identifying and containing specific information about the Selling Shareholder and the terms of the equity shares being offered. We provide more information about the Selling Shareholders in the section entitled “Selling Shareholders” on page 23 of this Prospectus.

The specific variable terms of this offering will be set forth in one or more supplements to this Prospectus (a “Prospectus Supplement”) including, the number of shares offered and the offering price. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change, update or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences.

Our equity shares are traded on the NYSE under the symbol “AZRE.”

The securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of the securities in any applicable Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this Prospectus is being delivered, we will disclose their names, any fees, commissions and discounts payable to them, and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale and the contemplated use thereof, in the applicable Prospectus Supplement.

You should read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, carefully before you decide to invest.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 5 of this Prospectus, and other risk factors contained in any applicable Prospectus Supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2020.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $250,000,000 of our equity shares, various series of debt securities and/or warrants to purchase any such securities. In addition, under this shelf process, the Selling Shareholders to be named in any applicable Prospectus Supplement may, from time to time, offer and sell up to 22,469,624 equity shares, as described in this Prospectus and such Prospectus Supplement, in one or more offerings.

This Prospectus provides you with a general description of the securities that may be offered from time to time. We may provide you with a Prospectus Supplement to this Prospectus that will provide updated information if required whenever our equity shares are offered pursuant to this Prospectus or any Prospectus Supplement. This may include a Prospectus Supplement that will describe the information about the securities being offered and the specific terms of that offering. The Prospectus Supplement may also add, update or change the information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and any Prospectus Supplement, you should rely on the Prospectus Supplement. Before purchasing any securities, you should read carefully both this Prospectus and any Prospectus Supplement, together with the additional information described below.

This Prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”

You should rely only on the information contained or incorporated by reference in this Prospectus and in any Prospectus Supplement. We have not authorized any other person to provide you with different information in this Prospectus or any Prospectus Supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholders will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and the applicable supplement to this Prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all amounts are expressed in Indian Rupees or INR and / or “U.S. dollars” or “US$”, lawful currency of Republic of India and United States, respectively. Unless otherwise indicated, all financial information included in this Prospectus or included in any Prospectus Supplement is determined using U.S. generally accepted accounting principles (“U.S. GAAP”) Except as set forth under “Description of Share Capital”, and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Azure”, the “Company”, the “Corporation”, “we”, “us” and “our” mean Azure Power Global Limited and its subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the annual report referred elsewhere in this document contains forward looking statements about our current expectations and views of future events. All statements, other than statements of historical facts, contained in this Prospectus and the annual report, including statements about our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and future megawatt goals of management, are forward looking statements. These statements relate to events that involve known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views about future events and are not a guarantee of future performance. All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

•	the pace of government sponsored auctions;

•	changes in auction rules;

•	the Indian government’s willingness to enforce Renewable Purchase Obligations, or RPOs;

•	permitting, development and construction of our project pipeline according to schedule;

•	solar radiation in the regions in which we operate;

•	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;

•	adverse changes or developments in the industry in which we operate;

•	our ability to maintain and enhance our market position;

•	our ability to successfully implement any of our business strategies, including acquiring other companies;

•

our ability to enter into power purchasing agreements, or PPAs, on acceptable terms, the occurrence of any event that may expose us to certain risks under our PPAs and the willingness and ability of counterparties to our PPAs to fulfill their obligations;

•	our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•	solar power curtailments by state electricity authorities;

•	our ability to establish and operate new solar projects;

•	our ability to compete against traditional and renewable energy companies;

•	the loss of one or more members of our senior management or key employees;

•	impact of the COVID-19 pandemic and lockdowns in India and globally;

•	political and economic conditions in India;

•	material changes in the costs of solar panels and other equipment required for our operations;

•	fluctuations in inflation, interest rates and exchange rates;

•	global economic conditions;

•	disruptions in our supply chain; and

•

other risks and uncertainties, including those referred to under the caption “Risk Factors” as described in “Item 3—Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2020, filed with the Commission on June 19, 2020.

The forward-looking statements made in this Prospectus relate only to events or information as of the date on which the statements are made in this Prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this Prospectus and the documents that we reference in this Prospectus and have filed as exhibits with the SEC, of which the annual report is also a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This Prospectus also contains statistical data and estimates, including those relating to the solar industry and our competition from market research, analyst reports and other publicly available sources. These publications include forward-looking statements being made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

THE COMPANY

We are a leading independent solar power producer in India. We developed India’s first private utility scale solar project in 2009 and have been at the forefront in the sector as a developer, constructor and operator of utility scale, micro-grid and rooftop solar projects since our inception in 2008. With our in-house engineering, procurement and construction expertise and advanced in-house operations and maintenance capability, we manage the entire development and operation process, providing low-cost solar power solutions to customers throughout India. Our equity shares are listed on the New York Stock Exchange under the symbol “AZRE.”

RISK FACTORS

Investment in our securities is subject to various risks. Before deciding whether to invest in any of our securities, investors should consider carefully the risks incorporated by reference in this Prospectus (including documents that are subsequently filed with the SEC and incorporated by reference) and those described in any Prospectus Supplement, including those in “Item 3—Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2020, filed with the Commission on June 19, 2020, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus before acquiring any of our securities. Please see the sections of this Prospectus entitled “Where You Can Find Additional Information About Us” and “Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations and cause the value of our securities to decline.

Risks Relating to the Debt Securities

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures.

The debt securities issued by us will be governed by a form indenture, which is described herein under “Description of Debt Securities” section. We may issue as many distinct series of debt securities under the applicable indenture as we wish and may provide holders with rights superior to the rights already granted or that may be granted in the future to holders of another series under that indenture. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

A ratings decline could adversely affect the value of the debt securities.

One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Purchasers of securities rely on the creditworthiness of us and no other person. Any of the rating agencies that rate the debt has the ability to lower the ratings currently assigned to that debt as a result of its views about the current or future business, financial condition or results of operations of us or other matters. Any ratings decline could adversely affect the value of the debt securities. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of us may adversely affect the market value of the securities.

In the event of insolvency, the claims of certain preferential creditors (including the Mauritius tax authority for certain unpaid taxes) will rank in priority to claims of unsecured creditors.

If we become subject to an insolvency proceeding and have obligations to creditors that are treated under Mauritius law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceeding.

Because we are a Mauritius company, a substantial portion of our assets are located outside the United States. In addition, many members of our board of directors and senior management are residents of countries other than the United States you may not be able to enforce.

As a result, it may be impossible for you to effect service of process within the United States upon us or to enforce against us or our key personnel both in and outside the United States any U.S. judgments for claims you may bring against us in civil and commercial matters, including judgments under United States federal securities laws. We understand that judgments of U.S. courts are generally not enforceable outside the U.S. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against us or our non-U.S. resident directors and officers both in and outside the United States.

The debt securities lack a developed trading market, and such a market may never develop.

We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of these debt securities even if we list the debt securities on a securities exchange.

There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on, the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the securities will be added to the general funds of the Company to be used for general corporate purposes, which may include reducing outstanding indebtedness and financing capital expenditures, investments and working capital requirements of the Company. Specific information about the use of proceeds from the sale of any securities will be set forth in a Prospectus Supplement. The Company may invest funds that it does not immediately require in short-term marketable debt securities.

The net proceeds to be received by the Company from the sale of the securities from time to time under this Prospectus or by a Prospectus Supplement are not expected to be applied to fund any specific project. The Company’s overall corporate strategy and major initiatives supporting its strategy are summarized in the Company’s management’s discussion and analysis for the year ended March 31, 2020, as further modified or superseded by information contained in the Company’s management’s discussion and analysis contained in any applicable current reports on Form 6-K filed subsequent to the Annual Report on Form 20-F, which are on file with the SEC and are incorporated herein by reference.

We will not receive any proceeds from sales of our equity shares by the Selling Shareholders.

CAPITALIZATION

The Company had 47,844,607 equity shares issued as of June 30, 2020. Subsequent to June 30, 2020, the Company issued 112,122 equity shares to its employees, pursuant to Employee Stock Option Plan 2015 and Equity Incentive Plan 2016 (as amended in 2020), resulting in 47,956,729 equity shares issued as of August 31, 2020.

The following table sets forth our capitalization and indebtedness as of June 30, 2020. The historical data in the table is derived from, should be read in conjunction with, and is qualified by reference to the financial information incorporated by reference into this prospectus.

	As of June 30, 2020
	INR	US$(1)
	Amounts in millions
Cash and cash Equivalents	7,971	105.5

Total Debt(2)	91,655	1,214

Shareholders’ equity
Equity shares, US$ 0.000625 par value; 47,844,607 shares issued and outstanding	2	0.0
Additional paid-in capital	37,684	498.9
Accumulated deficit	(8,541)	(113.1)
Accumulated other comprehensive loss	(1,685)	(22.3)

Total APGL shareholders’ equity	27,460	363.5

Non-controlling interest	206	2.7

Total shareholders’ equity	27,666	366.2

Total capitalization	119,321	1,580

(1)

The translation of INR into US$ has been made at INR 75.53 to US$1.00, which is the noon buying rate in New York City for cable transfer in non-U.S. currencies as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 2020.

(2)	Includes Current portion of Long-term debt INR 2,164 million (US$ 28.7 million) and Long-term debt of INR 89,491 million (US$ 1,184.8 million), net of ancillary cost of borrowing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in Mauritius and our primary operating subsidiary, Azure Power India Private Limited, is incorporated in India. The majority of our directors and executive officers are not residents of the United States and substantially all of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or us. In addition, it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us, and it may be impossible to enforce judgments obtained in courts of the United States against such persons outside the jurisdiction of their residence, including judgments predicated solely upon U.S. securities laws.

There is uncertainty as to whether the courts in Mauritius would enforce judgments obtained in the United States against us or our directors or executive officers, as well as the experts named herein, based on the civil liability provisions of the securities laws of the United States or allow actions in Mauritius against us or our directors or executive officers based only upon the securities laws of the United States. Further, foreign judgments may not be given effect to by a Mauritius court where it would be contrary to any principle affecting public policy in Mauritius or to the extent that they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. We may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to a Mauritius court for an original judgment.

In addition to and irrespective of jurisdictional issues, neither Mauritian nor Indian courts will enforce a provision of the U.S. federal securities laws that is either penal in nature or contrary to public policy. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Mauritian or Indian courts. Specified remedies available under the laws of U.S. jurisdictions, including specified remedies under U.S. federal securities laws, would not be available under Mauritian or Indian law or enforceable in a Mauritian or Indian court, if they are considered to be contrary to Mauritian or Indian public policy. An award of punitive damages under a United States court judgment based upon United States federal securities laws is likely to be construed by Mauritian and Indian courts to be penal in nature and therefore unenforceable in both Mauritius and India. Further, no claim may be brought in Mauritius or India against us or our directors and officers, as well as the experts named herein, in the first instance for a violation of U.S. federal securities laws because these laws have no extraterritorial application under Mauritian or Indian law and do not have force of law in Mauritius or India.

Section 44A of the Indian Code of Civil Procedure, 1908, as amended, or the Civil Procedure Code, provides that where a foreign judgment has been rendered by a superior court in any country or territory outside of India which the Indian government has by notification declared to be a reciprocating territory, such foreign judgment may be enforced in India by proceedings in execution as if the judgment had been rendered by an appropriate court in India. However, the enforceability of such judgments is subject to the exceptions set forth in Section 13 of the Civil Procedure Code. This section, which is the statutory basis for the recognition of foreign judgments, states that a foreign judgment is conclusive as to any matter directly adjudicated upon except:

•	where the judgment has not been pronounced by a court of competent jurisdiction;

•	where the judgment has not been given on the merits of the case;

•	where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable;

•	where the proceedings in which the judgment was obtained were opposed to natural justice;

•	where the judgment has been obtained by fraud; or

•	where the judgment sustains a claim founded on a breach of any law in force in India.

Section 44A of the Civil Procedure Code is applicable only to decrees or judgments under which a sum of money is payable not being in the nature of amounts payable in respect of taxes or other charges of a similar nature or in respect of fines or other penalties and does not include arbitration awards. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India. Furthermore, it is unlikely that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy or practice in India.

If a judgment of a foreign court is not enforceable under Section 44A of the Civil Procedure Code as described above, it may be enforced in India only by a suit filed upon the judgment, subject to Section 13 of the Civil Procedure Code, and not by proceedings in execution. The United States has not been declared by the Indian government to be a reciprocating territory for the purposes of Section 44A of the Civil Procedure Code. Accordingly, a judgment of a court in the United States may be enforced only by filing a fresh suit on the basis of the judgment and not by proceedings in execution.

The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. It is difficult to predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to untimely delay. Further, under the Civil Procedure Code, a court in India shall, upon the production of any document purporting to be a certified copy of a foreign judgment, presume that the judgment was pronounced by a court of competent jurisdiction, unless the contrary appears on record.

A party seeking to enforce a foreign judgment in India is required to obtain prior approval from the Reserve Bank of India under the Foreign Exchange Management Act, 1999, as amended, to repatriate any amount recovered pursuant to such enforcement. Any judgment in a foreign currency would be converted into Indian rupees on the date of judgment and not on the date of payment.

A final and conclusive judgment in the superior courts of a foreign jurisdiction, or foreign courts, other than the courts of the United Kingdom, under which a sum of money is payable (other than a sum payable in respect of taxes, fines, penalties or similar charges) may be recognized by, and be enforceable in, the courts of Mauritius if (1) the judgment is still valid, final and is capable of execution in the jurisdiction in which it was delivered; (2) the judgment is not contrary to any principle affecting public policy in Mauritius; (3) the foreign courts had jurisdiction to hear the claim; and (4) our company had been regularly summoned to attend the proceedings before the foreign courts. Any judgment expressed in a foreign currency by a foreign court, may, when made executory in Mauritius, be expressed in that foreign currency. A valid and final judgment rendered by a court in the United States may not be enforced in Mauritius except by way of exequatur under the Mauritius Code on Civil Procedure. The exequatur may be sought in Mauritius so long as the valid and final judgment is capable of execution in the United States.

A final and conclusive judgment or order in the superior courts of the United Kingdom under which a sum of money is made payable (and including an award in proceedings on an arbitration if the award has, under the law in force in the place where it was made, become enforceable in the same manner as a judgment by a court in that place) would, on registration in accordance with the provisions of The Reciprocal Enforcement of Judgments Act 1923 be enforceable in the Supreme Court of Mauritius. Any judgment expressed in pounds sterling or other currency by a superior court of the United Kingdom, may, when made executory in Mauritius, be expressed in pounds sterling or any other currency at the rate of exchange prevailing at the date of judgment of the original court.

EMERGING GROWTH COMPANY

As a company with less than US$1.07 billion in annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and amendments thereto. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company need not comply with any new or revised financial accounting standard until such date that a non-reporting company is required to comply with such new or revised accounting standard. We have, in our SEC filings, utilized, and we plan in future filings with the SEC, to continue to utilize, the modified disclosure requirements available to emerging growth companies. Furthermore, we are not required to present selected financial information or any management’s discussion herein for any period prior to the earliest audited period presented in connection with this Prospectus.

We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of the Company; (c) the date on which we have, during the previous 3-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. If we choose to take advantage of any of these reduced reporting burdens, the information that we provide shareholders may be different than you might get from other public companies.

PLAN OF DISTRIBUTION

We or the Selling Shareholders may, from time to time, sell the securities to or through underwriters, agents or dealers pursuant to underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods and also may sell the securities directly to purchasers pursuant to applicable statutory exemptions or through agents, underwriters or dealers, or without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

We may designate agents to solicit offers to purchase our securities. The Prospectus Supplement relating to each series of the securities will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to the Company or the Selling Shareholders, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to securities sold to or through underwriters or agents will be named in the Prospectus Supplement relating to such securities. Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our equity shares, or sales made to or through a market maker other than on an exchange. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions. If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the Company, the Selling Shareholders or purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the securities or out of the general funds of the Company or the Selling Shareholders.

Under agreements which may be entered into by the Company, the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by the Company or the Selling Shareholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

There can be no assurance that the Selling Shareholders will sell any or all of the equity shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, devise or gift the equity shares by other means not described in this prospectus. In addition, any equity shares covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The equity shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

The Selling Shareholders and any other person participating in the sale of the equity shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the equity shares by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the equity shares to engage in market-making activities with respect to the particular equity shares being distributed. This may affect the marketability of the equity shares and the ability of any person or entity to engage in market-making activities with respect to the equity shares.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this Prospectus are set forth in our Annual Report on Form 20-F for the year ended March 31, 2020, which is incorporated herein by reference, and additional tax considerations will be set forth in the applicable Prospectus Supplement relating to the offering of those securities.

THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	equity shares, par value $0.000625 per share;

•

debt securities consisting of senior notes, subordinated notes, debentures or other secured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or equity shares, and the payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one or more of our subsidiaries; and

•	warrants to purchase equity shares, preferred stock or debt securities, which may be convertible into or exchangeable for equity shares, preferred stock or debt securities.

The Selling Shareholders may offer equity shares, par value $0.000625 per share.

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that Prospectus Supplement. We will set forth in the applicable Prospectus Supplement a description of the material terms of debt securities and warrants, and, in certain cases, the equity shares that may be offered under this Prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the Prospectus Supplement, and other offering material, relating to such offer. The supplement may also add, update, change or supersede information contained in this Prospectus. To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this Prospectus and any Prospectus Supplement before you invest in any of our securities. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find Additional Information About Us.”

DESCRIPTION OF EQUITY SHARES

Equity Shares

General

All of the equity shares are fully paid. The preparation, issue and delivery of certificates shall be governed by the Mauritius Companies Act.

As of August 31, 2020, 47,956,729 equity shares were issued with par value of $0.000625 per share.

Dividends

To the extent permitted by the Mauritius Companies Act and our Constitution, dividends may only be paid out of retained earnings (after having made good any accumulated losses of ours at the beginning of any relevant accounting period), to the shareholders according to their rights and interests, and no distribution (which term includes dividend) may be made unless our board of directors is satisfied that, upon the distribution being made (1) we are able to pay our debts as they become due in the normal course of business and (2) the value of our assets is greater than the sum of (a) the value of our liabilities and (b) our stated capital. Subject to the Mauritius Companies Act and our Constitution, the declaration and payment of any dividend has to be authorized by the board of directors.

Any distribution or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by wire transfer to the account designated by the Shareholder or by cheque, postal, or money order sent through the post or by courier addressed to the holder at his address in our register of shareholders or, in the case of joint holders, addressed to the holder whose name stands first in our register of shareholders in respect of the shares at his registered address as appearing in the said register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque, postal, money order or wire transfer shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in our register of shareholders in respect of such shares, and shall be sent at his or their risk and payment of the cheque, postal, money order or wire transfer by the bank on which it is drawn shall constitute a good discharge to us. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

Any dividend or distribution out of retained earnings unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to us and the payment by our board of directors of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute us a trustee in respect thereof.

Voting Rights and Certain Voting Requirements

For voting rights and certain voting requirements under our Constitution, please refer to the sections entitled “Description of Share Capital—Equity Shares—Voting Rights” and “Description of Share Capital—Equity Shares—Certain Voting Requirements” in our Registration Statement on Form F-1, filed with the SEC on December 16, 2015, including any subsequent amendments or reports filed for the purpose of updating such description, incorporated by reference herein.

Transfer of Equity Shares

Subject to the Mauritius Companies Act and to such restrictions contained in our Constitution as may be applicable, any shareholder may transfer all or any of his equity shares by an instrument of transfer in the usual or common or in a form prescribed by the Designated Stock Exchange (as defined in our Constitution) or in any other form which our board of directors may approve. No such instrument shall be required on the redemption of an equity share or on the purchase by us of an equity share.

Subject to the provisions of the Mauritius Companies Act, we must, on the written request of the transferor or transferee of a registered equity share in us, enter in our register of shareholders the name of the transferee of the equity share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as we may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than thirty days in any period of twelve months.

If our board of directors declines to register a transfer it shall, within twenty eight (28) days after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

Liquidation

Subject the laws of Mauritius and our Constitution, upon our Company’s winding up, the whole or any part of our assets shall be divided amongst the shareholders on a pro rata basis.

Redemption of Shares

Subject to the provisions of the Mauritius Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, on the happening of a specified event or on a given date and/or at our option and/or at the option of the holders, on such terms and in such manner as may be determined by our board of directors.

Variation of Rights of Shares

All or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not we are being wound up) be altered or abrogated with the consent in writing of the holders of not less than 75% of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of such shares voting in person or by proxy. The necessary quorum shall be one or more persons together holding or representing by proxy not less than one-third in nominal value of the issued shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

Meetings of Shareholders

Subject to the Mauritius Companies Act, an annual shareholders’ meeting shall be convened by our board of directors not more than once in each year and not later than six months after our balance sheet date and not later than 15 months after the previous annual meeting. Special meetings of shareholders may be convened by our board of directors or on the written request of shareholders holding shares carrying together not less than 5% of the voting rights entitled to be exercised on the issue.

Subject to our Constitution, meeting of shareholders shall be called by not less than fourteen (14) nor more than sixty (60) business days’ notice in writing.

For a special meeting called on the written request of the shareholders, the shareholders must provide notice to our secretary which must be delivered to or mailed and received at our principal executive offices not less than ninety days nor more than one hundred twenty days prior to such special meeting.

A quorum for a meeting of shareholders shall be present where the shareholders or their proxies are present or have cast postal votes, who are between them able to exercise not less than 33.3% of the votes to be cast on the business to be transacted by the meeting.

A shareholder may exercise the right to vote either by being present in person or by proxy. A proxy for a shareholder may attend and be heard at a meeting of shareholders as if the proxy were the shareholder. A proxy shall be appointed by notice in writing signed by the shareholder, and the notice shall state whether the appointment is for a particular meeting or a specified term.

Inspection of Books and Records

Under the Mauritius Companies Act, we are required to keep available our certificate of incorporation, Constitution, share register, the full names and residential addresses of our directors, our registered office and address for service, copies of the instruments creating or evidencing charges which are required to be registered under section 127 of the Mauritius Companies Act, minutes of all meetings and resolutions of shareholders, copies of written communications to all shareholders or to all holders of a class of shares during the preceding seven years (including financial statements, and group financial statements), certificates given by directors under the Mauritius Companies Act and our interests register (if any) for inspection by any shareholder of ours or by a person authorized in writing by a shareholder for the purpose, between the hours of 9:00 a.m. and 5:00 p.m. on each working day during the inspection period at the place at which our records are kept in Mauritius. A shareholder who wishes to inspect such records must serve written notice on us of his intention to inspect the records.

The term “inspection period” is defined in the Mauritius Companies Act to mean the period commencing on the third working day after the day on which notice of intention to inspect is served on us by the person.

Changes in Capital

Subject to the Mauritius Companies Act, we may, from time to time, by ordinary resolution:

(a)	divide our shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of our share capital into shares of larger par value than our existing shares; and

(c)	engage in a forward stock split.

Subject to the Mauritius Companies Act and our Constitution and any confirmation or consent required by law or under our Constitution, we may from time to time by special resolution authorize the reduction of our stated capital (including any amount in any share premium account) or change the currency denomination of our share capital as we think fit.

Purchase by Our Company of our Own Shares

We may, pursuant to a special resolution, purchase or acquire and hold our own shares as treasury shares upon such terms as our board of directors may, in our discretion, determine, provided always that such purchase or acquisition is effected in accordance with the provisions of the Mauritius Companies Act, which generally requires solvency of the company after giving effect to such purchase or acquisition.

Interested Directors

Subject to the Mauritius Companies Act and our Constitution, a director shall, forthwith after becoming aware of the fact that he is interested in a transaction or a proposed transaction with us, cause to be entered in our interests register and disclose to our board of directors the nature and monetary value of that interest, or where the monetary value of the director’s interest cannot be quantified, the nature and extent of that interest. A general notice entered in the interests register or disclosed to our board of directors to the effect that a director is a shareholder, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

To the extent that our company is a reporting issuer, as defined in section 86 of the Mauritius Securities Act 2005, the relevant disclosure requirements under the Mauritius Securities Act 2005 may also be applicable. We have applied to the Mauritius Financial Services Commission for an exemption from the disclosure requirements applying to reporting issuers under the Mauritius Securities Act 2005.

Notification of Shareholdings by Directors and Substantial Shareholders

Our Constitution provides that (a) each of our directors shall, upon his appointment to our board of directors, give an undertaking to our company that, for so long as he remains a director of our company, he shall forthwith notify our company secretary of the particulars of our equity shares beneficially owned by him at the time of his appointment and of any change in such particulars (including the circumstances of any such change), and (b) each member of our company shall, upon becoming a substantial shareholder of our company, give an undertaking to our company that, for so long as he remains as a substantial shareholder of our company, he shall notify our company secretary of the particulars of our equity shares in which he has an interest at the time of his becoming a substantial shareholder or of any change in such particulars (including the circumstances of any such change) within 48 hours of such time or change (as the case may be), provided that he shall only be required to give notice of a change in the percentage level of his interests in the shares where there is a change of 1% or more in the percentage level of his shareholding interest in the relevant class of shares in our company. For this purpose, a “substantial shareholder” means a person who holds by himself or his nominee a share or an interest in a share in the capital of our company which entitles him to exercise not less than 5% of the aggregate voting power exercisable at a meeting of our shareholders.

Additional Restrictions

Our Constitution provides that for so long as International Finance Corporation and IFC GIF Investment Company I together hold at least 5% of the share capital of the Company, the decisions on the following major corporate matters shall not be taken and/or implemented by the Company unless approved by way of a special resolution of shareholders. These matters include amending our Constitution, except certain exceptions, selling more than 50% of the Company’s assets or incur liabilities of more than 50% of the Company’s assets value, changing certain business of the Company or its subsidiaries, amending the ESOP plan approved by the Board, except certain exceptions, or issuing more than 10% share capital of the Company unless approved by the shareholders of the Company by way of an ordinary resolution.

Category 1 Global Business Company

We are licensed by the Financial Services Commission as a Mauritius Category 1 Global Business Company, or GBC1.

Before the coming into force of the Mauritius Finance Act 2010, Mauritius companies holding a GBC1 were only allowed to conduct business outside Mauritius. However, with the implementation of the Mauritius Finance Act 2010, Mauritius companies holding a GBC1 may (i) carry on business in Mauritius, (ii) deal with persons resident in Mauritius, and (iii) hold shares or other interests in a corporation which is resident in Mauritius.

A Mauritius company holding a GBC1 may conduct any business activity to the extent that it is not unlawful or contrary to public interest and to the extent that it does not cause or is likely to cause serious prejudice to the good repute of Mauritius as a center for financial services.

A Mauritius company holding a GBC1 should be administered at all times by a Management Company and should be controlled and managed in Mauritius.

The following indicative list of criteria has to be complied with:

(a)	The company must have at least 2 directors, resident in Mauritius, of sufficient caliber to exercise independence of mind and judgment.

(b)	The company will maintain at all times its principal bank account in Mauritius.

(c)	The company will keep and maintain at all times its accounting records at its registered office in Mauritius.

(d)	The company will prepare its statutory financial statements and cause the same to be audited in Mauritius.

(e)	The company will provide for meetings of directors to include at least 2 directors from Mauritius.

(f)	whether a corporation meets at least one of the following criteria:

(i)	the corporation has or shall have office premises in Mauritius;

(ii)	the corporation employs or shall employ on a full time basis at administrative/technical level, at least one person who shall be resident in Mauritius;

(iii)	the corporation’s constitution contains a clause whereby all disputes arising out of the constitution shall be resolved by way of arbitration in Mauritius;

(iv)

the corporation holds or is expected to hold within the next 12 months, assets (excluding cash held in bank account or shares/interests in another corporation holding a Global Business License) which are worth at least US$100,000 in Mauritius;

(v)	the corporation’s shares are listed on a securities exchange licensed by the Commission; or

(vi)	it has or is expected to have a yearly expenditure in Mauritius which can be reasonably expected from any similar corporation which is controlled and managed from Mauritius.

Following amendments to the Financial Services Act 2007 of Mauritius pursuant to the Finance Act 2018, a GBC1 incorporated prior to 16th October 2017 will as from 30th June 2021 be known as a Global Business Company (GBC) and will be governed by the regulatory regime applicable to Global Business Companies.

A Mauritius company holding a GBC1 is tax resident in Mauritius and can therefore benefit from the network of Double Taxation Avoidance Agreements which Mauritius has in place with a number of countries.

Differences in Corporate Law

The Mauritius Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Mauritius Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Pursuant to the Mauritius Companies Act, subject to certain exceptions prescribed in the Mauritius Companies Act, a Mauritius company shall not enter into the following transactions unless the transaction is approved by special resolution or contingent on approval by special resolution of the shareholders of the company:

(a)	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 75% of the value of the company’s assets before the acquisition;

(b)	the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 75% of the value of the company’s assets before the disposition; or

(c)

a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 75% of the value of the company’s assets before the transaction (provided that this will not apply by reason only of the company giving, or entering into an agreement to give, a charge secured over assets of the company, the value of which is more than 75% of the value of the company’s assets for the purpose of securing the repayment of money or the performance of an obligation).

Under the Mauritius Companies Act, a special resolution is a resolution that is approved by a majority of 75% of the votes of those shareholders entitled to vote and voting on the question.

Where a transaction involves the acquisition or disposition or the acquiring of rights, interests or incurring obligations of, in any case, more than half the value of the Mauritius company’s assets, subject to certain exceptions prescribed in the Mauritius Companies Act, the transaction has to be approved by ordinary resolution or contingent on approval by ordinary resolution, and a Mauritius company shall not enter into the following transactions unless the transaction is approved by ordinary resolution or contingent on approval by ordinary resolution of the shareholders of the company:

(a)	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 50% of the value of the company’s assets before the acquisition;

(b)	the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 50% of the value of the company’s assets before the disposition; or

(c)

a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 50% of the value of the company’s assets before the transaction (provided that this will not apply by reason only of the company giving, or entering into an agreement to give, a charge secured over assets of the company, the value of which is more than 50% of the value of the company’s assets for the purpose of securing the repayment of money or the performance of an obligation).

Under the Mauritius Companies Act, an ordinary resolution is a resolution that is approved by a simple majority of the votes of those shareholders entitled to vote and voting on the matter which is the subject of the resolution.

Under Delaware law, a corporation may sell, lease or exchange all or substantially all of its property and assets upon approval by the board and resolutions adopted by holders of a majority of the outstanding shares of the corporation entitled to vote.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Mauritius law requires an amalgamation proposal to be approved by the directors of each constituent company and by special resolution of the shareholders of each constituent company.

A merger between a Mauritius parent company and its Mauritius subsidiary or subsidiaries does not require approval by a resolution of shareholders. For this purpose a “subsidiary” has the meaning assigned to it by the Mauritius Companies Act.

Save in certain circumstances, a dissentient shareholder of a Mauritius constituent company is entitled to payment of the fair and reasonable price for his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will normally preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies where the Supreme Court of Mauritius, on the application of the company or, with leave of the court, any shareholder or creditor of the company, may order that an arrangement or amalgamation or compromise shall be binding on the company and on such other persons or classes of persons as the court may specify and any such order may be made on such terms and conditions as the court thinks fit.

Under the Delaware General Corporations Law, a merger of two Delaware corporations requires approval by the board and, except in certain circumstances, shareholders of each corporation. A merger between a Delaware parent company and its Delaware subsidiary or subsidiaries does not generally require shareholder approval.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff, but under the Mauritius Companies Act, the Mauritius courts may grant leave to a shareholder (including a minority shareholder) to bring a derivative action.

In Delaware, in any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law. The complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort. Such action shall not be dismissed or compromised without the approval of the Chancery Court. Moreover, if we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the equity shares have been cancelled.

Indemnification of Directors and Executive Officers and Limitation of Liability

Under the Mauritius Companies Act, a company may indemnify a director or employee of the company or a related company for any costs incurred by him or the company in respect of any proceedings (a) that relates to liability for any act or omission in his capacity as a director or employee and (b) in which judgment is given in his favor, in which he is acquitted, which is discontinued, in which he is granted relief under section 350 of the Mauritius Companies Act or where proceedings are threatened and such threatened action is abandoned or not pursued. The Mauritius Companies Act further provides that a company may indemnify a director or employee of the company or a related company in respect of (a) liability to any person, other than the company or a related company, for any act or omission in his capacity as a director or employee or (b) costs incurred by that director or employee in defending or settling any claim or proceedings relating to any such liability, save in respect of any criminal liability or liability in respect of a breach (in the case of a director) of the duty to exercise his powers honestly in good faith in the best interests of the company. Our Constitution provides for indemnification, to the extent permitted by Mauritius law, of our directors and officers for costs, charges, losses, expenses and liabilities incurred or sustained by them in the execution and discharge of their duties in their respective offices or in relation thereto, except in respect of their own fraud or dishonesty.

Under Delaware law, a corporation has the flexibility to indemnify a director, officer, employee or agent if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Mauritius law, a director of a Mauritius company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes duties to the company that include a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. Under the Mauritius Companies Act, our directors have a duty to our company to exercise their powers honestly, in good faith and in the best interests of our company. Our directors also have a duty to our company to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Where a director of a public company also holds office as an executive, the director is required under Mauritius law to exercise that degree of care, diligence and skill which a reasonably prudent and competent executive in that position would exercise. In fulfilling their duty of care to our company, our directors must ensure compliance with the Mauritius Companies Act and our Constitution, as amended from time to time.

Neither Mauritian law nor our Constitution requires the majority of our directors to be independent.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Mauritius law provides that, save for the annual meeting of a company, shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held or by resolution in writing signed by not less than 75% or such other percentage as the constitution of the company may require for passing a special resolution, whichever is the greater, of the shareholders who would be entitled to vote on that resolution at a meeting of shareholders who together hold not less than 75% (or, if a higher percentage is required by the constitution, that higher percentage) of the votes entitled to be cast on that resolution.

Shareholder Meetings

Shareholders of a Delaware corporation generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or bylaws. However, if a corporation fails to hold its annual general meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual general meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

Mauritius law and our Constitution allow our shareholders to requisition a shareholders’ meeting. We are obliged by law to call a shareholders’ annual meeting once every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Mauritius law, our Constitution does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Constitution, directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains business combination provision applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. Subject to specified exceptions, an interested shareholder is a person or a group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% of more of the corporation’s outstanding voting stock at any time within the previous three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

There is no such statutory provision under Mauritius law restricting transactions between a company and its significant shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by all shareholders entitled to vote thereon. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Mauritius law, a company may be wound up by either an order of the courts of Mauritius or by a special resolution of its members or, if the company is unable to pay its debts, by a special resolution of its members with leave of the court. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Insolvency Act 2009 of Mauritius, our company may be dissolved, liquidated or wound up by special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Mauritius law and our Constitution, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Mauritius law, our Constitution may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Constitution on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Such limitations are not required under the Delaware General Corporation Law.

Issuance of Preferred Shares

Our Constitution allows for our company to issue preferred shares. Our Constitution provides that, except for issuances of more than 10% of the share capital of the Company in a single transaction, which must be approved by an ordinary resolution of shareholders for so long as International Finance Corporation (“IFC”) or IFC GIF Investment Company I hold any equity shares of the Company, the directors of our company may offer, issue, grant options over or otherwise dispose of shares of our company to such persons, at such times and for such consideration and upon such terms and conditions as the board of directors of our company may in its absolute discretion determine (save that no shares shall be issued below the par value of the share) and that any share in our company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as our company may determine or, if there has not been any such determination or so far as the same does not make specific provision, as the board of directors of our company may determine.

Under the Delaware General Corporation Law, a corporation may issue preferred shares without shareholder approval.

Compulsory Acquisition

The Financial Services Commission in Mauritius has recently issued the Securities (Takeover) Rules 2010, or the Rules, under the Financial Services Act 2007 of Mauritius and the Mauritius Securities Act which may apply to takeover offers where the offeree is a reporting issuer in Mauritius and to a corporation holding a global business license which is listed on a relevant securities exchange. The Rules include provisions, inter alia, for the making of a mandatory offer and compulsory acquisition of shares. The Rules came into operation on May 1, 2011.

Anti-takeover provisions

Mauritius law does not prevent Mauritius companies from adopting a wide range of defensive measures, such as staggered boards, issue of preferred shares, adoption of poison pill shareholder rights plans and provisions that restrict the rights of shareholders to call meetings. Our Constitution includes the following provisions which may be regarded as defensive measures: (i) a staggered board of directors, (ii) the ability to issue preferred shares, (iii) granting directors the absolute discretion to decline to register a transfer of any shares (other than a fully paid share), and (iv) requiring that amendments to our Constitution be approved by a special resolution of the shareholders of our company.

Delaware law also does not prevent Delaware corporations from adopting defensive measures such as staggered boards, issue of preferred shares, adoption of poison pill shareholder rights plans and requirements for advance notification of shareholder nominations and proposals. In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder unless certain conditions are met. Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested shareholder status, did own 15% or more of a corporation’s outstanding voting stock.

Registration Rights

On July 14, 2016 we entered into a registration rights agreement by and among Azure Power Global Limited, IFC, IFC GIF Investment Company I, Société de Promotion et de Participation pour La Coopération Économique, FC VI India Venture (Mauritius) Ltd., Helion Venture Partners II, LLC, Helion Venture Partners India II, LLC and DEG-Deutsche Institutions (collectively referred to as the “Holders”), pursuant to which we granted certain registration rights to certain holders of our Registrable Securities, as described below.

Subject to the terms of the registration rights agreement, at any time or from time to time, one or more of the Holders may request that we effect a registration under the Securities Act of all or any part of the Registrable Securities (as defined in the registration rights agreement) owned by the Holders (each such registration is referred to as a “Demand Registration”), provided that the Registrable Securities to be so registered (i) have an aggregate value of at least US$25 million, based on the closing trading price of the equity shares on the date demand to file such Demand Registration Statement is made, or (ii) include all Registrable Securities of the Holder or Holders requesting the Demand Registration which remain outstanding at such time.

At any time after we become eligible to file a shelf registration statement under the Securities Act, the registration statement to be filed by us pursuant to any Demand Registration may be required by the Holder requesting such Demand Registration to be in the form of a shelf registration statement (or any similar or successor form for which we then qualify).

Each Holder is entitled to not more than four Demand Registrations pursuant to the registration rights agreement. All Holders are entitled to no more than one Demand Registration pursuant to the registration rights agreement per six-month period.

Whenever we propose to file a registration statement including, but not limited to, registration statements relating to our secondary offerings of Securities (but excluding registration statements relating to the paragraphs above and relating to employee benefit plans or with respect to corporate reorganizations) at any time and from time to time, we will, at least 20 days prior to such filing, give written notice to all Holders of our intention to do so and, upon the written request of any Holder(s) given within 10 days after we provide such notice, we will use our reasonable efforts to cause all Registrable Securities that we have been requested by such Holder(s) to register or to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s), provided that we shall have the right to postpone or withdraw any such registration effected without obligation to any Holder.

On September 30, 2016, we entered into a registration rights agreement with CDPQ Infrastructures Asia Pte Ltd. (“CDPQ”) on substantially the same terms as described above, except CDPQ is not entitled to more than three (3) Demand Registrations pursuant to the registration rights agreement.

On December 9, 2019, we and CDPQ Infrastructures entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) which amended the Registration Rights Agreement, dated as of October 17, 2016, between us and CDPQ Infrastructures. Pursuant to the terms of the Amended Registration Rights Agreement, at any time or from time to time, CDPQ Infrastructures may request that we effect a registration under the Securities Act of all or any part of the Registrable Securities owned by CDPQ Infrastructures (each such registration is a “Demand Registration”), provided that the Registrable Securities to be so registered (i) have an aggregate value of at least $25 million, based on the closing trading price of the equity shares on the date the demand to file such Demand Registration Statement is made, or (ii) include all Registrable Securities of CDPQ Infrastructures which remain outstanding at such time. CDPQ Infrastructures is entitled to not more than five (5) Demand Registrations and is entitled to no more than one Demand Registration per six-month period.

Transfer Agent

The registrar and transfer agent for our equity shares is Computershare Inc.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may offer from time to time in one or more series. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement, which may provide information that is different from this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to this prospectus, the prospectus supplement relating to that series and the related indenture and note. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement, indenture and note.

The debt securities we may issue include debentures, notes or other debt instruments of the Company of any series authenticated and delivered under a form indenture, entered into between us and a trustee. As used in this description, the words “we,” “us,” and “our” refer to Azure Power Global Limited, and not to any of our subsidiaries.

The following description of our debt securities is intended as a summary only and is qualified in its entirety by reference to the applicable indenture, applicable global note or debt security, a form of which are filed as exhibits to, and incorporated by reference in, the registration statement of which this prospectus forms a part. In the summary below, we have included references to article or section numbers of the form indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the indenture, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. The indenture will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we refer you to the indenture and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the below summary have the meanings specified in the indenture.

General

The debt securities will be our direct, unsecured obligations, which may be debentures, notes or other debt instruments of the Company of any series authenticated and delivered under the form indenture and convertible into shares of our equity shares or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permit us to issue debt securities from time to time. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of those debt securities and the indenture, which may include, without limitation, one or more of the following:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•	any limit on the aggregate principal amount of the debt securities;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•

any terms upon which the debt securities may be redeemed, in whole or in part, at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•	any conversion or exchange features;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

•	whether the debt securities are defeasible;

•	any addition to or change in the Events of Default;

•

whether the debt securities are convertible into or exchanged for our other securities (including our capital stock) and, if so, the terms and conditions upon which conversion or exchanges will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion or exchange period;

•	any addition to or change in the covenants in the indenture applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Debt securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States Federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Denominations, Exchange and Transfer

The debt securities of each series shall be issued in denominations of $1,000 and integral multiples thereof (Section 2.2) and the applicable supplemental indenture shall establish the registration form, coupons, and any other special denominations.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities of each series may be exchangeable for other debt securities of the same series of any authorized denomination and of the equal aggregate principal amount (Section 2.7).

Subject to the terms of the applicable indenture and the limitations applicable to any global securities, debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any agent or approve a change in the office through which any agent acts (Section 2.4).

Modification and Waiver

We and the Trustee may, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), enter into one or more supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the form indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of each such series. We and the Trustee may, without the consent of any holders of the debt securities, enter into one or more supplemental indentures adding any provisions:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the provisions related to successors;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not adversely affect the rights of any holder of the debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series;

•

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the form indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the form indenture under the TIA (Section 9.1).

Events of Default

Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indenture as:

(1)	default in the payment of any interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of principal of or any premium on the debt securities of such series at its maturity; or

(3)

default in the performance, or breach, of any of our covenants set forth in the applicable indenture (other than a default included in the indenture solely for the benefit of a series other than that series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the Outstanding debt securities of that series;

(4)	certain events of bankruptcy, insolvency or reorganization affecting us; or

(5)	Any other Event of Default provided in a board resolution, a supplemental indenture or an officer’s certificate (Section 6.1).

Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such debt securities.

Under the indentures, the Trustee must give to the holders of the debt securities of any series notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs. (Section 7.6).

Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable indemnity (Section 7.1, 7.8).

No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, unless

•	such holder has previously given the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

•	the holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request to the Trustee to institute proceedings as Trustee;

•	such holder or holders have offered, and if requested, provided to the Trustee reasonable indemnity;

•	the Trustee for 60 days after its receipt of such request has failed to institute such proceeding; and

•	the Trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (Section 6.7).

However, no one or more of such holders shall have any right by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders (Section 6.7).

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest (Section 2.2).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the debt securities’ register. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each place of payment for the debt securities of a particular series (Section 2.4).

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series and guarantees issued thereunder (except for certain surviving rights and obligations), when:

•	either:

(i)

all debt securities of that series that have been authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)

all debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, or are deemed paid and discharged, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be.

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities of that series; and

•

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of the applicable indenture with respect to the debt securities of that series have been complied with (Section 8.1).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 10.10).

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement and warrant certificate.

General

We may issue warrants for the purchase of our equity shares, preferred stock or debt securities. Warrants may be issued independently or together with any of our equity shares, preferred stock, rights or debt securities offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our debt securities, equity shares or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

•	the title or designation of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities or shares of our equity shares or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our equity shares or preferred stock, as the case may be, by virtue of ownership of the warrants.

SELLING SHAREHOLDERS

This Prospectus covers the resale, from time to time, of equity shares of up to 22,469,624 equity shares that were issued and outstanding as of the date of the registration statement. The Selling Shareholders may sell all, some or none of equity shares covered by this Prospectus. These equity shares were originally issued to the Selling Shareholders as a result of the conversion of compulsorily convertible preferred shares or compulsorily convertible debentures in connection with our initial public offering. Such preferred shares and debentures were initially acquired in private placements of shares prior to our initial public offering.

The following table sets forth information with respect to the Selling Shareholders’ beneficial ownership of the equity shares as of [October [1]], 2020. The number of equity shares owned prior to any offerings represents all of the equity shares that the Selling Shareholders may offer hereunder. The percentage of shares beneficially owned prior to any offerings is based on 48,034,392 equity shares outstanding as of September 30, 2020. The Selling Shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

The number of equity shares beneficially owned by each Selling Shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any equity shares over which the Selling Shareholder has sole or shared voting power or investment power as well as any shares that are exercisable or exercisable within 60 days of [October [1]], 2020.

Cyril Sebastien Dominique Cabanes, Deepak Malhotra, and M. S. Unnikrishnan, members of our board of directors, are affiliated with CDPQ Infrastructures Asia Pte Ltd. (“CDPQ”) and Sanjeev Agrawal, member of our board of directors, is affiliated with Helion Venture Partners II, LLC (“Helion”). The remaining Selling Shareholders have not had any material relationship with us within the past three years.

	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	%	Number	%	Number	%
CDPQ (1)	24,259,272	50.50%	10,660,173	22.19%	*	*
IFC GIF Investment Company I (2)	8,389,452	17.47%	5,018,653	10.45%	*	*
Helion (3)	3,426,172	7.13%	3,426,172	7.13%	*	*
International Finance Corporation (4)	3,283,635	6.84%	2,466,757	5.14%	*	*
Proparco (5)	897,869	1.87%	897,869	1.87%	*	*
TOTAL	40,256,400	83.81%	22,469,624	46.78%	*	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.
(1)

CDPQ Infrastructures Asia Pte Ltd., a company organized and existing under the laws of Singapore, is a wholly-owned subsidiary of the Caisse de dépôt et placement du Québec, a body constituted by the Act Respecting the Caisse De Dépôt Et Placement Du Québec. The principal address of the Caisse de dépôt et placement du Québec is 1000, Place Jean-Paul-Riopelle, Montréal, Québec, H2Z 2B3.

(2)

IFC Global Infrastructure Fund, LP is the beneficial owner of all equity interests of IFC GIF Investment Company I, while IFC Global Infrastructure (GP) LLC and IFC Global Infrastructure (Alternate GP) LLP control the management and operations of with IFC Global Infrastructure Fund, LP. The principal address of IFC GIF Investment Company I is c/o Cim Fund Services Ltd., 33 Edith Cavell Street, Port Louis, Mauritius.

(3)

Helion Investment Management, LLC holds the voting power in Helion Venture Partners II, LLC. SA Holdings Global Ltd and Gupta Goyal Trust are the beneficial owners of Helion Investment Management, LLC. Mr. Sanjeev Aggarwal is the beneficial owner of SA Holdings Global Ltd and Mr. Ashish Gupta and Ms. Nita Goyal are the beneficial owners of Gupta Goyal Trust. Each of the beneficial owners disclaims beneficial ownership in the shares held by the aforementioned entities except to the extent of his or her pecuniary interest therein. The principal address of Helion Venture Partners II, LLC is Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius.

(4)

International Finance Corporation is an international organization established by Articles of Agreements among its member countries. Its principal address is 2121, Pennsylvania Avenue, NW, Washington, District of Columbia 20433, United States.

(5)

Société de Promotion et de Participation pour la Coopération Economique, Proparco is a subsidiary of the Agence française de développement, who owns 64% of Proparco’s shares. Proparco’s principal address is 151, rue Saint Honoré, 75001 Paris, France.

Additional information about any Selling Shareholders, including its beneficial ownership of our equity shares, the number of equity shares being offered and sold, and the number of shares beneficially owned by any Selling Shareholders after the applicable offering, will be set forth in a Prospectus Supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this Prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us (other than the expenses in connection with the sale of equity shares by the Selling Shareholders, which expenses will be paid by the Selling Shareholders, unless stated otherwise in a Prospectus Supplement). All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$84,996.59
FINRA fees		*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
NYSE Supplemental Listing Fee	$	*
Miscellaneous	$	*

Total	$	*

*

To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

**

Includes SEC registration fee of $18,265.00 paid previously in connection with the Registration Statement (File No. 333-222171) filed with the SEC on December 20, 2017 and Registration Statement (File No. 333-227164) filed with the SEC on August 31, 2018 and SEC registration fee of $66,731.59 paid with this registration statement.

LEGAL MATTERS

Except as otherwise set forth in the applicable Prospectus Supplement, certain legal matters in connection with the securities offered pursuant to this Prospectus will be passed upon for us by Norton Rose Fulbright US LLP, our special United States counsel, to the extent governed by the U.S. federal law and the laws of the State of New York, and by Appleby, our special legal counsel as to Mauritius law, to the extent governed by the law of the Republic of Mauritius. Legal matters as to Indian law will be passed upon for us by Shardul Amarchand Mangaldas & Co. If legal matters in connection with offerings made pursuant to this Prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable Prospectus Supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Azure Power Global Limited appearing in Azure Power Global Limited’s Annual Report on Form 20-F for the year ended March 31, 2020, have been audited by Ernst & Young Associates LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young Associates LLP pertaining to such financial statements to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information are available on the SEC’s website at www.sec.gov. Prospective investors may read and copy any document we have filed with the SEC at the SEC’s public reference room in Washington, D.C. and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Prospective investors may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our filings are also available on our website at http://www.azurepower.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We will furnish holders of our equity shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a foreign private issuer, we are exempt from a number of rules and regulations under the Exchange Act, applicable to U.S. domestic issuers, including the furnishing and content of proxy statements, and compliance with the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act applicable to executive officers, directors and principal shareholders.

We have filed with the SEC under the Securities Act, a registration statement on Form F-3 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this Prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

•	Our Report on Form 6-K furnished with the SEC on July 23, 2020, August 5, 2020, August 13, 2020, August 21, 2020, September 1, 2020 and September 29, 2020.

•

Our Annual Report on Form 20-F for the year ended March 31, 2020, filed with the SEC on June 19, 2020, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•

The description of our equity shares contained in our Registration Statement on Form F-1, filed with the SEC on December 16, 2015, including any subsequent amendments or reports filed for the purpose of updating such description; and

•

The description of our equity shares contained in our registration statement on Form 8-A (File No. 001-37909), filed with the SEC on October 7, 2016, and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this Prospectus (if they state that they are incorporated by reference into this Prospectus) until we file a post-effective amendment indicating that the offering of the Securities made by this Prospectus has been terminated. In all cases, you should rely on the later information over different information included in this Prospectus or the applicable Prospectus Supplement.

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and any accompanying Prospectus Supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information has been incorporated by reference in the prospectus but not delivered with the prospectus, upon written or oral request.

You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this Prospectus by writing or telephoning us at ir@azurepower.com or Azure Power, 3rd Floor, Asset 301-304, WorldMark 3, Aerocity, New Delhi – 110037, or 0091 11 4940 9800.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Officers and Directors

Under the Mauritius Companies Act, a company may indemnify a director or employee of the company or a related company for any costs incurred by him or the company in respect of any proceedings (a) that relates to liability for any act or omission in his capacity as a director or employee and (b) in which judgment is given in his favor, in which he is acquitted, which is discontinued, in which he is granted relief under section 350 of the Mauritius Companies Act or where proceedings are threatened and such threatened action is abandoned or not pursued. The Mauritius Companies Act further provides that a company may indemnify a director or employee of the company or a related company in respect of (a) liability to any person, other than the company or a related company, for any act or omission in his capacity as a director or employee or (b) costs incurred by that director or employee in defending or settling any claim or proceedings relating to any such liability, save in respect of any criminal liability or liability in respect of a breach (in the case of a director) of the duty to exercise his powers honestly in good faith in the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the form of indemnification agreement filed as Exhibit 10.18 to our F-1 registration statement, we may agree to indemnify our directors and officers against certain liabilities and expenses arising from their being a director or officer.

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

AZURE POWER GLOBAL LIMITED

EXHIBIT INDEX

No.	Description

1.1^	Form of Underwriting Agreement

4.1	The Constitution of Azure Power Global Limited, as currently in effect (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (File No. 333-208584) filed with the Securities and Exchange Commission on March 31, 2016)

4.2	Form of Indenture (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-3 (File No. 333-222171) filed with the Commission on December 20, 2017)

4.2^	Form of Debt Security

4.3^	Form of Warrant Certificate

4.4^	Form of Warrant Agreement

4.5	Form of Equity Share Certificate of Azure Power Global Limited (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333 208584) filed with the Commission on December 16, 2015)

5.1*	Opinion of Appleby

5.2*	Opinion of Norton Rose Fulbright US LLP

23.1*	Consent of Ernst & Young Associates LLP, independent registered public accounting firm.

23.2*	Consent of Appleby (included in opinion filed as Exhibit 5.1).

23.3*	Consent of Norton, Rose Fulbright US LLP (included in opinion filed as Exhibit 5.2).

23.4*	Consent of Shardul Amarchand Mangaldas & Co

24.1*	Power of Attorney (included on signature page).

25.1^	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

*	Filed herewith.
^	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Delhi, India, on October 14, 2020.

Azure Power Global Limited

By:	/s/ Ranjit Gupta
Name:	Ranjit Gupta
Title:	Principal Executive Officer

POWER OF ATTORNEY

We, the undersigned directors of Azure Power Global Limited and executive officers of Azure Power Global Limited and its subsidiaries hereby severally constitute and appoint Ranjit Gupta and Pawan Kumar Agrawal, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities held on October 14, 2020.

Signature	Title

/s/ Ranjit Gupta Ranjit Gupta	Chief Executive Officer (Principal Executive Officer)

/s/ Pawan Kumar Agrawal Pawan Kumar Agrawal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Barney Rush Barney Rush	Chairman of the Board of Directors

/s/ Arno Harris Director	Director

/s/ Yung Oy Pin Lun Leung Yung Oy Pin Lun Leung	Director

/s/ Muhammad Khalid Peyrye Muhammad Khalid Peyrye	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Azure Power Global Limited has signed this registration statement in Maryland, United States of America, on October 14, 2020.

Authorized U.S. Representative

By:	/s/ Barney Rush
Name:	Barney Rush
Title:	Chairman of the Board of Directors